TENTH AMENDMENT TO LEASE

THIS TENTH AMENDMENT TO LEASE, dated October 28, 2005 ("Tenth Amendment") is made and entered into by and between ROSAN, INC., an Oregon corporation ("Landlord"), and OXIS INTERNATIONAL, INC. (formerly known as International Bio-Clinical, Inc.), a Delaware corporation ("Tenant"), for certain premises located in the City of Portland, County of Multnomah, State of Oregon, at Building 3A of Expressway Park, located at 6040 N. Cutter Circle, Portland, OR 97217 ("the Building").

Recitals:
    Landlord and Tenant entered into that certain Expressway Park Multi-Tenant Lease dated November 5, 1990 (the "Original Lease") covering a portion of the Building commonly referred to as Suite 317, consisting of approximately 13,139 square feet of space (the "Original Space"). The Original Lease was amended by Lease Amendment executed by Landlord on June 14, 1991 and by Tenant on May 28, 1991 (the "First Amendment").
    Pursuant to a letter agreement dated September 27, 1994 (the "Second Amendment"), Landlord and Tenant further modified the Original Lease as theretofore amended, adding to the Original Space on a month-to-month basis an additional portion of the building commonly referred to as Suite 321 consisting of approximately 2,304 square feet of space (the "Additional Space") for an additional monthly rent of $630.00 per month.
    Pursuant to the Third Amendment to Lease dated January 15, 1996, Landlord and Tenant further modified the Original Lease as theretofore amended, (a) defining the leased premises as one Suite (Suite 317) of 15,443 square feet of space; (b) extending the lease term to May 14, 1997; (c) with Landlord agreeing to expend $65,000.00 for additional tenant improvements requested by Tenant, and; (d) with the Tenant agreeing to repay said improvements at 11% interest over the remaining term of the Lease as defined per the Third Amendment.
    Pursuant to the Fourth Amendment to Lease dated July 22, 1997, Landlord and Tenant further modified the Original Lease as theretofore amended, (a) extending the lease term to May 14, 1998, and; (b) instituting a new rental rate of $9,372.00 NNN per month for the rented premises.
    Pursuant to the Fifth Amendment to Lease dated May 15, 1998, Landlord and Tenant further modified the original Lease as theretofore amended, (a) extending the lease term to November 14, 1998, and; (b) instituting a new rental rate of $9,653.00 NNN per month for the rented premises.
    Pursuant to the Sixth Amendment to Lease dated February 5, 1999, Landlord and Tenant further modified the Original Lease as theretofore amended, (a) extending the lease term to November 14, 2000, and; (b) instituting a new rental rate of $9,943.00 NNN per month for the rented premises.
    Pursuant to the Seventh Amendment to Lease dated December 11, 2000, Landlord and Tenant further modified the Original Lease as theretofore amended, (a) extending the lease term to November 14, 2001, and; (b) instituting a new rental rate of $10,241.00 NNN per month for the rented premises.
    Pursuant to the Eighth Amendment to Lease dated May 7, 2002, Landlord and Tenant further modified the Original Lease as theretofore amended, (a) extending the lease term to November 14, 2004 (an additional thirty-six (36) months), and; (b) instituting a new rental rate of $5,120.50 for the first three (3) months of the lease term, $8,400.00 for the subsequent thirteen (13) months of the lease term, and $9,100.00 for the final twenty (20) months of the lease term.
    Pursuant to the Ninth Amendment to Lease dated November 11, 2004, Landlord and Tenant further modified the Original Lease as theretofore amended, extending the lease term for twelve (12) months to November 14, 2005.

    Landlord and Tenant now desire to further amend the Original Lease as heretofore amended by the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment, Sixth Amendment, Seventh Amendment, Eighth Amendment and Ninth Amendment (such documents together with the terms and conditions set forth below being herein collectively referred to as the "Lease"), to (a) extend the lease term by an additional three (3) months, and; (b) amend Section 9 of the Original Lease (page 3) by deleting the paragraph designating a $.10 per square foot cap on monthly common area charges (i.e., there shall no longer be a $.10/sq ft/mo. cap on the common area charges). Tenant shall now be required to pay all allocable common area charges ("NNN") for the leased space, as designated on the attached "Year 2005 CAM Calculation by Tenant". Common area/NNN charges for 2005 are currently $2,233.79 ($.14 per square foot) per month, and are scheduled to update on January 1, 2006.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Tenth Amendment, Landlord and Tenant agree:

Terms and Conditions:
    Effective Date. The Effective Date of this Tenth Amendment shall be November 15, 2005. Except as modified herein, the Lease, to include all previous Amendments, shall continue to be effective and enforceable in accordance with its terms.
    Premises. From and after the Effective Date, for all purposes of the Lease, the term "premises" shall mean and include the Original Space and the Additional Space consisting of an aggregate of approximately 15,443 square feet of space.
    Term. From and after the Effective Date, the date on which the lease will expire, unless further amended, shall be February 14, 2006. This Amendment shall be in effect for three (3) months (Months 179-181).
    Rent. The monthly rent during Months 179-181 shall be $9,100.00 NNN per month for the "premises", as follows:

Months 179-181 - November 15, 2005 -- February 14, 2006 - $9,100.00 NNN/month

IN WITNESS WHEREOF, the parties hereto have executed this Tenth Amendment on the date first set forth above.

ROSAN, INC. OXIS INTERNATIONAL, INC.

By: /s/David L. Andersen By: /s/Steven T. Guillen

Title: Vice President Title: President and CEO